FIRST AMENDMENT

THIS FIRST AMENDMENT dated as of December 13, 2019 (this “Amendment”) amends the Credit Agreement dated as of December 16, 2016 (the “Credit Agreement”) between RiverNorth/DoubleLine Strategic Opportunity Fund, Inc., a Maryland corporation registered as a closed-end management investment company (the “Borrower”), and U.S. Bank National Association, a national banking association the “Lender”). Capitalized terms used but not otherwise defined herein have the respective meanings given to them in the Credit Agreement.

WHEREAS, the Borrower and the Bank have entered into the Credit Agreement; and

WHEREAS, the parties hereto desire to amend the Credit Agreement to provide for a change in custodian as set forth herein;

NOW, THEREFORE, the parties hereto agree as follows:

SECTION 1. Amendments. Subject to the satisfaction of the conditions precedent set forth in Section 3, Section 1.1 is amended to amend and restate the definitions of “Custodian” and “Custody Agreement” in their entireties to read as follows:

“Custodian” means State Street Bank and Trust Company or any successor custodian acceptable to the Lender.

“Custody Agreement” means that certain Custody Agreement dated as of March 3, 2014 between the Borrower and the Custodian.

SECTION 2. Representations and Warranties. The Borrower represents and warrants to the Lender that, after giving effect to the effectiveness hereof:

(a)       the representations and warranties contained in Article V of the Credit Agreement are (x) with respect to any representations or warranties that contain a materiality qualifier, true and correct in all respects as of the date hereof, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct in all respects on and as of such earlier date and (y) with respect to any representations or warranties that do not contain a materiality qualifier, true and correct in all material respects as of the date hereof, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct in all material respects on and as of such earlier date; and

(b)       no Default or Event of Default exists.

SECTION 3. Effectiveness. This Amendment shall become effective when the Lender shall have received:

(a)       counterparts of this Amendment executed by the Borrower and the Lender;

(b)       a Second Amendment to Security Agreement between the Borrower and the Lender;

(c)       the Account Control Agreement among the Borrower, the Lender and the Custodian; and

(d)       a true and complete copy of the Custody Agreement.

SECTION 4. Miscellaneous.

4.1       Continuing Effectiveness, etc. As herein amended, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects. After the effectiveness of this Amendment, all references in the Credit Agreement to “this Agreement” and in the other Loan Documents to the “Credit Agreement” or similar terms shall refer to the Credit Agreement as amended by this Amendment.

4.2       Counterparts. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart hereby by facsimile or in .pdf or similar format shall constitute delivery of a manually executed counterpart of this Amendment.

4.3       Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS (WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS) OF THE STATE OF NEW YORK, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

4.4       Successors and Assigns. The terms and provisions of this Amendment shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns permitted hereby.

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IN WITNESS WHEREOF, the Borrower and the Lender have executed this Agreement as of the date first above written.

RIVERNORTH/DOUBLELINE STRATEGIC OPPORTUNITY FUND, INC., as Borrower

By·:	/s/ Marcus Collins
Name:	Marcus Collins
Title:	Secretary and CCO

U.S. BANK NATIONAL ASSOCIATION, as Lender

By:
Name:
Title:

[Signature Page to First Amendment]

IN WITNESS WHEREOF, the Borrower and the Lender have executed this Agreement as of the date first above written.

RIVERNORTH/DOUBLELINE STRATEGIC OPPORTUNITY FUND, INC., as Borrower

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as Lender

By:	/s/ Barry K. Chung
Name:	Barry K. Chung
Title:	Sr. Vice President

[Signature Page to First Amendment]